EXHIBIT 3.154

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

BRANDYWINE MIDATLANTIC LP

A Delaware Limited Partnership

                    THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Brandywine Midatlantic LP (the “Partnership”) (formerly known as The Rubenstein Company, L.P.) is made and entered into as of this 21st day of September, 2004 by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership as the sole limited partner (the “Limited Partner”) and Brandywine Midatlantic LLC, a Delaware limited liability company as sole general partner (the “General Partner” and together with the Limited Partner, the “Partners”)and amends and restates in its entirety the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the 3rd day of May, 2004 (the “Original Agreement”) among TRC Realty, Inc.-GP, as the sole general partner (the “Prior General partner”), and TRC Associates Limited Partnership and TRC-LB LLC as the sole limited partners (the “Prior Limited Partners).  Capitalized terms used herein as defined terms  are defined below.

                    By Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on December 22, 1997, The Rubenstein Company, L.P. was formed.  Immediately prior to the date hereof, the partners in the Partnership consisted of the Prior General Partner and the Prior Limited Partners.

                    On the date hereof, the Prior General Partner has transferred and assigned to the General Partner all of its right, title and interest in and to the Partnership (consisting of a .000392% interest as the sole general partner), and the Prior General Partner has withdrawn completely from the Partnership.  On the date hereof, TRC Associates Limited Partnership has transferred and assigned to the Limited Partner all of its right, title and interest in and to the Partnership (consisting of a 27.694114 % interest as a limited partner), and TRC Associates Limited Partnership has withdrawn completely from the Partnership.  On the date hereof, TRC-LB LLC has transferred and assigned to the Limited Partner all of its right, title and interest in and to the Partnership (consisting of a 72.305494 % interest as a limited partner), and TRC-LB LLC has withdrawn completely from the Partnership.

                    On the date hereof, an Amended and Restated Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware to reflect the change of the name of The Rubenstein Company, L.P. to Brandywine Midatlantic LP.

                    The General Partner and the Limited Partner desire to amend and restate in its entirety the Original Agreement as set forth herein.

                    NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound, the Partners hereby agree as follows that the Original Agreement is amended and restated in its entirety to read as follows:

ARTICLE 1
GENERAL PROVISIONS

          1.1.    Continuation and Name.  The Partners hereby elect to continue the Partnership as a limited partnership pursuant to the provisions of the Act and under the name Brandywine Midatlantic LP.  The General Partner shall have authority to execute and cause to be filed such applications, elections, certificates and documents as may be necessary or appropriate for the continuation of a limited partnership under the Act.  The business and affairs of the Partnership shall be conducted under the name set forth above or such other name as the General Partner from time to time select.

          1.2.    Place of Business.  The principal place of business of the Partnership shall be at 401 Plymouth Road, Suite 500, Plymouth Meeting, PA  19462, or such other place as the General Partner may from time to time designate.  The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

          1.3.    Purpose.  The Partnership is organized to pursue any lawful purpose.

          1.4.    Term.  The term of the Partnership has commenced and shall continue until the Partnership is terminated in accordance with the terms of this Agreement.

ARTICLE 2
CAPITAL MATTERS

          2.1.    Initial Capital Contributions.  On the date hereof, the Partners shall be deemed to have contributed aggregate capital to the Partnership equal to the amount of the consideration payable under the Contribution Agreement dated as of August 18, 2004 that provided for the acquisition by the Partners of the Interests (with the amount of such capital allocated between the Partners in accordance with their respective Percentage Interests set forth on Exhibit A hereto).

          2.2.    Additional Capital Contributions or Loans.  No Partner shall be obligated or required to make any additional capital contributions or advance any funds to the Partnership unless all of the Partners unanimously agree to do so and unanimously agree as to the amount to be so contributed.

          2.3.    Allocations and Distributions.  All allocations of profits and losses and all distributions of cash shall be made in accordance with the Partners’ Percentage Interests, as set forth on Exhibit A hereto.  Distributions out of funds legally available therefor shall be made at such times as the General Partner determines.

ARTICLE 3
MANAGEMENT

          3.1.    Management and Control.  The General Partner shall manage and control the business and affairs of the Partnership and shall have all of the rights and powers which may be possessed by a general partner under the Act.  Except as otherwise provided in the Act, the General Partner shall make all decisions with respect to the business and affairs of the Partnership, and the Limited Partner shall have no right to participate in the management of the Partnership.

ARTICLE 4
TRANSFERS OF PARTNER INTERESTS

          4.1.    Restriction.  A Partner shall not, without the consent of the other Partner, make any Transfer of all or any portion of its Interest.

          4.2.    Transfer in Violation of Agreement.  Any purported Transfer of an Interest which is not made in compliance with this Agreement shall be null and void ab initio and of no force or effect whatsoever.

ARTICLE 5
FINANCIAL MATTERS

          5.1.    Records.  The Partnership shall maintain at its principal place of business:  (i) true and full information regarding the status of the business and financial affairs of the Partnership; (ii) a current list of the name and last known address of each of its Partners; (iii) a copy of this Agreement and all amendments thereto; (iv) the accounting books and records and minutes of proceedings of the Partners; and (v) any other information regarding the affairs of the Partnership as the General Partner determines is just and reasonable.

          5.2.    Fiscal Year.  Unless otherwise designated by the Partners, the fiscal year of the Partnership shall end on December 31.

          5.3.    Partnership Funds.  Pending application or distribution, the funds of the Partnership shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing investments, including without limitation, federally insured checking and savings accounts, certificates of deposit and time or demand-deposits in U.S. government agencies or government backed securities or such other investments as the General Partner deems appropriate and consistent with the maintenance of Brandywine Realty Trust’s qualification as a real estate investment trust under the Code.

          5.4.    Tax Returns.  The General Partner shall cause all tax returns for the Partnership to be prepared and timely filed with the appropriate authorities and shall deliver or cause to be delivered to each Partner such information as is necessary for such Partner to prepare such Partner’s federal, state and local tax returns.

          5.5.    Tax Matters Partner.  The General Partner shall be the initial Tax Matters Partner and shall represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners.

ARTICLE 6
DISSOLUTION

          6.1.    Dissolution.  The Partnership shall be dissolved upon the earliest to occur of the following:

                              (a)       December 31, 2099;

                              (b)       the withdrawal, bankruptcy or liquidation of the General Partner or the occurrence of any other event of withdrawal that causes the General Partner to cease to be a general partner under the Act (other than by reason of a permitted Transfer of a Partner’s entire Interest under this Agreement);

                              (c)       the sale of all of the Partnership’s assets and properties;

                              (d)       the unanimous agreement of the Partners to effect such dissolution; or

                              (e)       the entry of an order of judicial dissolution under Section 17-802 of the Act.

          6.2.    Liquidation.  Upon dissolution of the Partnership, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors.  The General Partner, or in the event there is no General Partner, such Person or Persons as is designated by the Partners (the General Partner or such Person or Persons being hereinafter referred to as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall cause distributions to be made in accordance with Section 6.3 hereof.

          6.3.    Distributions Upon Liquidation.  Upon dissolution of the Partnership, the Liquidator shall proceed to wind up the business and affairs of the Partnership and shall distribute the assets of the Partnership in the following order and priority:

                              (a)       First, to payment of the debts and liabilities of the Partnership (other than those to Partners) in the order of priority provided by law, provided that the Partnership shall first pay, to the extent permitted by law, liabilities with respect to which any Partner is or may be personally liable.

                              (b)       Second, to payment of the expenses of liquidation of the Partnership in the order of priority provided by law, provided that the Partnership shall first pay, to the extent permitted by law, liabilities or debts owed to Partners.

                              (c)       Third, to the setting up of such reserves as the Partners may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership business.

                              (d)       The balance of the proceeds, in accordance with the Percentage Interests of the Partners.

          6.4.    Reasonable Time for Winding Up.  A reasonable amount of time shall be allowed for the orderly winding up of the business and affairs of the Partnership in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Partnership assets.  This Agreement shall remain in full force and effect during the period of winding up.

          6.5.    Certificate of Cancellation.  Following the completion of the winding up of the affairs of the Partnership and the distribution of its assets, the Liquidator shall file all necessary certificates of cancellation required under the Act.

ARTICLE 7
DEFINITIONS AND RULES OF CONSTRUCTION

          7.1.    Definitions.

                    7.1.1.  The following terms, as used herein, shall have the following respective meanings:

                    “Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

                    “Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as amended or restated from time to time.

                    “Code” means the Internal Revenue Code of 1986, as amended or any successor statute thereto.

                    “Interest” means the interest of a Partner in the Partnership representing such Partner’s rights, powers and privileges, as specified in this Agreement, including, without limitation, such Partner’s right to profits, losses, allocations and distributions and such Partner’s right to vote with respect to Partnership matters, and “Percentage Interest” means a Partner’s Interest expressed as a percentage of all Interests.

                    “Partners” means the General Partner and Limited Partner.

                    “Partnership” means the limited partnership which is the subject of this Agreement, as such limited partnership may from time to time be constituted.

                    “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, limited liability companies, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                    “Tax Matters Partner” means the tax matters member as defined in Code Section 6231(a)(7).

                    “Transfer” means to sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any Person other than the Partnership.

          7.2.    Rules of Construction:  Unless the context otherwise requires, references to the plural shall include the singular and the singular shall include the plural, and the words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provisions of this Agreement.  Any use of the masculine, feminine or neuter herein shall be deemed to include a reference to each other gender.

ARTICLE 8
MISCELLANEOUS

          8.1.    Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of said jurisdiction.

          8.2.    Entire Agreement.  This Agreement represents the entire agreement between the parties in respect of its subject matter and supersedes all prior agreements, arrangements and understandings between the parties relating to the subject matter hereto.

          8.3.    Binding Effect.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Partners and their respective successors, heirs, and to the extent permitted, transfers and assigns.

          8.4.    Additional Documents.  Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

          8.5.    Waiver of Action for Partition.  Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership property.

          8.6.    Headings.  The descriptive headings herein are inserted for convenience only and do not constitute part of this Agreement.

          8.7.    Notice.  Notices to the Partners shall be deemed sufficiently given if delivered by hand, mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided in writing by any Partner to the other Partner or mailed via any reliable overnight courier service.

          8.8.    Non-Recourse.  No recourse shall be had for any obligation of Brandywine Realty Trust against any past, present or future trustee, shareholder, officer or employee thereof.

          8.9.    Amendment.  This Agreement may not be amended except by unanimous written agreement of all of the Partners.

          8.10.   Time is of Essence.  Time is of the essence in the performance of this Agreement.

          8.11.   Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          8.12.   Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Any and all counterparts may be executed by facsimile.

(Signature page follows)

                    IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the day first above written.

General Partner:

BRANDYWINE MIDATLANTIC LLC

/s/ Gerard H. Sweeney

By: Gerard H. Sweeney
Title: President and Chief Executive Officer

Limited Partner:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: BRANDYWINE REALTY TRUST,
Its General Partner

/s/ Gerard H. Sweeney

By: Gerard H. Sweeney
Title: President and Chief Executive Officer

EXHIBIT A
TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
BRANDYWINE MIDATLANTIC LP

NAME, ADDRESS, CAPITAL CONTRIBUTIONS
AND PERCENTAGE INTERESTS

Partner	Percentage Interest

General Partner:

Brandywine Midatlantic LLC	.000392%
401 Plymouth Road,
Suite 500
Plymouth Meeting, PA
19462

Limited Partner:

Brandywine Operating Partnership, L.P.	99.999608%
401 Plymouth Road,
Suite 500
Plymouth Meeting, PA
19462